Exhibit 10.4

Execution Version

SECOND AMENDED AND RESTATED
BORROWER CANADIAN SECURITY AGREEMENT

dated as of

May 27, 2022

between

UNITED STATES STEEL CORPORATION

and

JPMORGAN CHASE BANK, N.A.

as Collateral Agent

TABLE OF CONTENTS

i	BORROWER CANADIAN SECURITY AGREEMENT

SECOND AMENDED AND RESTATED
BORROWER CANADIAN SECURITY AGREEMENT

SECOND AMENDED AND RESTATED BORROWER CANADIAN SECURITY AGREEMENT dated as of May 27, 2022 (as amended, restated, replaced, supplemented, modified or otherwise changed from time to time, this “Agreement”) between United States Steel Corporation, a Delaware corporation (together with its successors, the “Borrower”) and JPMorgan Chase Bank, N.A., as Collateral Agent.

WHEREAS, (i) the Borrower and certain other parties thereto are parties to a Fifth Amended and Restated Credit Agreement dated as of October 25, 2019 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) and (ii) the Borrower and the Collateral Agent and certain other parties thereto are entering into the Credit Agreement (hereinafter defined), that amends and restates the Existing Credit Agreement, and pursuant to which the Borrower intends to borrow funds and obtain letters of credit for the purposes set forth therein;

WHEREAS, (i) the Borrower and the Collateral Agent are parties to the Second Amended and Restated Borrower Security Agreement dated as of October 25, 2019 (the “Existing Borrower US Security Agreement”) and (ii) the Borrower and the Collateral Agent and certain other parties thereto are entering into that certain Third Amended and Restated Security Agreement dated the date hereof, that amends and restates the Existing Borrower US Security Agreement (the “Borrower US Security Agreement”);

WHEREAS, the Borrower and the Collateral Agent are parties to the Amended and Restated Borrower Canadian Security Agreement dated as of October 25, 2019 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Canadian Security Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Existing Canadian Security Agreement as provided in this Agreement;

WHEREAS, it is a condition of the Credit Agreement that the Borrower enter into this Agreement;

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NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Canadian Security Agreement is amended and restated in its entirety as follows:

Section 1. Definitions.

(b)            Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement have the meanings given to them in the Credit Agreement.

(c)            Terms Defined in the PPSA As used herein, each of the following terms has the meaning specified in the PPSA: “Account”, “Chattel Paper”, “Documents of Title”, “financing change statement”, “financing statement”, “Instrument”, “Intangible”, and “Inventory”.

(d)            Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Loan Documents, and its successors in such capacity.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bi-Lateral Letter of Credit” means any letter of credit issued by a Bi-Lateral Letter of Credit Lender for the account of the Borrower, including all Existing Bi-Lateral Letters of Credit.

“Bi-Lateral Letter of Credit Lender” means any Person that is a Lender or Lender Affiliate as of both (i) the date of issuance (or amendment, renewal or extension) of the applicable Bi-Lateral Letter of Credit and (ii) the date of designation of the applicable Bi-Lateral Letter of Credit Obligation as a “Secured Bi-Lateral Letter of Credit Obligation” pursuant to Section 20.

“Bi-Lateral Letter of Credit Obligation” means any reimbursement obligation or other payment obligation of the Borrower owing to any Bi-Lateral Letter of Credit Lender in connection with any Bi-Lateral Letter of Credit issued by such Bi-Lateral Letter of Credit Lender.

“Blocked Account” means each of the Lockbox Accounts, the Collection Accounts or any other Deposit Account, in each case that has been subjected to a Blocked Account Agreement pursuant to Section 5(b) of the Borrower US Security Agreement.

“Blocked Account Agreement” means, with respect to any account, a blocked account agreement in favor of the Collateral Agent, all in form and substance reasonably satisfactory to the Collateral Agent.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower US Security Agreement” has the meaning set forth in the preamble to this Agreement.

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“Canadian Collateral” has the meaning set forth in Section 6(d).

“Cash Collateral Account” has the meaning set forth in the Borrower US Security Agreement.

“Cash Management Obligation” means the liability of the Borrower owing to any Person which is a Lender or Lender Affiliate as of the date of designation of such Cash Management Obligation as a Secured Cash Management Obligation pursuant to Section 20 arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Borrower now or hereafter maintained with such Lender or Lender Affiliate, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) purchasing card, debit card or credit card arrangements offered by such Lender or Lender Affiliate and (d) any other deposit, disbursement, and cash management services afforded to the Borrower by such Lender or Lender Affiliate.

“Collateral” means all property of the Lien Grantor, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent for the Secured Parties under the Security Documents, and its successors in such capacity.

“Collection Account” means each deposit account listed on Schedule I to the Borrower US Security Agreement under the heading “Collection Accounts” and any other collection account established by the Lien Grantor into which collections on Pledged Receivables are deposited or into which amounts collected in any Lockbox Account are transferred.

“Contracts” means all Intangibles related to the sale, lease, exchange, or other disposition of Inventory, whether or not performed and whether or not subject to termination upon a contingency or at the option of any party thereto.

“Credit Agreement” means the Sixth Amended and Restated Credit Agreement dated as of May 27, 2022 among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, the LC Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Deposit Account” means any demand, time, savings, passbook or like account maintained with a depository institution.

“Derivative Contract” means, with respect to any Derivative Obligation, the written contract evidencing such Derivative Obligation.

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“Derivative Obligation” means any obligation of the Borrower in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, in each case owing to any Person that was a Lender or Lender Affiliate on the trade date for such Derivative Obligation (or an assignee of such Person).

“Earn Out Condition” means the following condition for terminating a Sweep Period: Facility Availability shall have been greater than the greater of (x) the amount that is 10% of the Maximum Facility Availability and (y) $140,000,000 for 60 consecutive days.

“Eligible Transferee” means any Person that is not a Subsidiary of the Borrower that purchases, or receives as collateral, Receivables from any Credit Party in connection with a Permitted Supply Chain Financing.

“Event of Default” means any Event of Default as defined in the Credit Agreement and any similar event with respect to any Secured Derivative Obligation that permits the acceleration of the maturity thereof (or an equivalent remedy).

“Existing Bi-Lateral Letters of Credit” means each of the letters of credit set forth on Schedule II to the Borrower US Security Agreement.

“First Secured Derivative Obligations” means the Derivative Obligations that are designated by the Borrower as “First Secured Derivative Obligations” pursuant to Section 20. For the avoidance of doubt, unless the context otherwise requires, any reference herein to the “amount” or the “principal amount” of a First Secured Derivative Obligation shall refer to then current Mark-to-Market Value of such First Secured Derivative Obligation.

“Lien Grantor” means the Borrower.

“Liquidated Secured Obligation” means at any time any Secured Obligation (or portion thereof) that is not an Unliquidated Secured Obligation at such time.

“Lockbox Accounts” means each deposit account listed on Schedule I to the Borrower US Security Agreement under the heading “Lockbox Accounts” and any other lockbox account established by the Lien Grantor into which collections on Pledged Receivables are deposited.

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“Mark-to-Market Value” means, at any date with respect to any Derivative Obligation, the lesser of (i) the amount that would be payable by the Borrower if the applicable Derivative Contract were terminated at such time in circumstances in which the Borrower was the defaulting party, taking into account the effect of any enforceable netting arrangement between the parties to such Derivative Contract with respect to mutual obligations in respect of other Secured Derivative Obligations between such parties and (ii) the amount stated in the applicable Derivative Contract to be the maximum amount which can be asserted as a secured claim against the Collateral.

“Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to the Lien Grantor or other counsel, in either case approved by the Collateral Agent, which approval shall not be unreasonably withheld) addressed and delivered to the Collateral Agent.

“Perfection Certificate” has the meaning set forth in the Borrower US Security Agreement.

“Permitted Liens” means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to the Credit Agreement, including such Liens arising in connection with Permitted Supply Chain Financings.

“Pledged Receivables” means at any time Receivables that are included (or that creates rights that are included) in the Collateral at such time.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Lien Grantor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Proceeds” (a) shall mean all “proceeds” as defined in the PPSA and (b) shall, include, without limitation, all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

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“Receivables” means all Accounts owned by the Lien Grantor and all other rights, titles or interests which, in accordance with GAAP would be included in receivables on its balance sheet (including any such Accounts and/or rights, titles or interests that might be characterized as Chattel Paper, Instruments or Intangibles under the PPSA in effect in any jurisdiction), in each case arising from the sale, lease, exchange or other disposition of Inventory, and all of the Lien Grantor’s rights to any goods, services or other property related to any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit), and all collateral security and supporting obligations of any kind given by any Person with respect to any of the foregoing.

“Receiver” has the meaning set forth in Section 6(d).

“Related Additional Documents” means the documentation governing the Secured Bi-Lateral Letter of Credit Obligations, the Secured Cash Management Obligations, the Secured Derivative Obligations, and the Secured Vendor Financing Obligations.

“Related Documents” means the Credit Agreement, any promissory notes issued pursuant to Section 2.17(d) of the Credit Agreement, the Security Documents, and the Subsidiary Guarantee Agreements.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.

“Release Conditions” means the following conditions for terminating all the Transaction Liens:

(i)            all Commitments under the Credit Agreement shall have expired or been terminated;

(ii)           all Liquidated Secured Obligations shall have been paid in full; and

(iii)          no Unliquidated Secured Obligation shall remain outstanding or such Unliquidated Secured Obligation shall be cash collateralized to an extent and in a manner reasonably satisfactory to each affected Secured Party.

“Second Secured Derivative Obligations” means all Secured Derivative Obligations that are not First Secured Derivative Obligations. For the avoidance of doubt, unless the context otherwise requires, any reference herein to the “amount” or the “principal amount” of a Second Secured Derivative Obligation shall refer to then current Mark-to-Market Value of such Second Secured Derivative Obligation.

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“Secured Agreement”, when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Lien Grantor and/or rights of the holder with respect to such Secured Obligation.

“Secured Bi-Lateral Letter of Credit Obligations” means the Bi-Lateral Letter of Credit Obligations that are designated by the Borrower as “Secured Bi-Lateral Letter of Credit Obligations” pursuant to Section 20.

“Secured Cash Management Obligations” means the Cash Management Obligations that are designated by the Borrower as “Secured Cash Management Obligations” pursuant to Section 20.

“Secured Derivative Obligations” means the Derivative Obligations that are designated by the Borrower as additional Secured Obligations pursuant to Section 20.

“Secured Loan Obligations” means all principal of all Loans and LC Reimbursement Obligations outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and LC Reimbursement Obligations and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents.

“Secured Obligations” means the Secured Loan Obligations, the Secured Derivative Obligations, the Secured Bi-Lateral Letter of Credit Obligations, the Secured Cash Management Obligations and the Secured Vendor Financing Obligations.

“Secured Parties” means the holders from time to time of the Secured Obligations, and “Secured Party” means any of them as the context may require.

“Secured Vendor Financing Obligations” means the Vendor Financing Obligations that are designated by the Borrower as “Secured Vendor Financing Obligations” pursuant to Section 20.

“Security Documents” means this Agreement, each Subsidiary Security Agreement and all other supplemental or additional security agreements, control agreements, or similar instruments delivered pursuant to the Loan Documents.

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“Sweep Period” means (i) the period that begins on the first date on which Facility Availability is less than or equal to the greater of (x) the amount that is 10% of the Maximum Facility Availability and (y) $140,000,000, and ends on the first date when all Release Conditions are satisfied, or, solely with respect to the initial Sweep Period, any earlier date on which the Earn Out Condition shall have been satisfied; and (ii) each period that begins upon the occurrence of (x) an Event of Default described in Section 7(a), Section 7(i), Section 7(j) or Section 7(k) of the Credit Agreement, or (y) an Event of Default caused by the Borrower’s failure to perform the covenant contained in Section 6.03 of the Credit Agreement, and ends when no Event of Default is continuing; provided that, except in the case of a Sweep Period that begins upon the occurrence of any Event of Default described in Section 7(a), Section 7(i), Section 7(j) or Section 7(k) of the Credit Agreement with respect to the Borrower (which Sweep Period shall commence automatically upon the occurrence of such Event of Default), no Sweep Period shall be deemed to have commenced unless and until the Collateral Agent shall have so determined and shall have so notified the Borrower.

“Transaction Liens” means the Liens granted by the Lien Grantor under the Security Documents.

“Transferred Receivables” means any Receivables that have been sold, contributed or otherwise transferred to an Eligible Transferee in connection with a Permitted Supply Chain Financing that is permitted under the Credit Agreement.

“Unliquidated Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is:

(i)            an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

(ii)           any other obligation (including any guarantee) that is contingent in nature at such time; or

(iii)          an obligation to provide collateral to secure any of the foregoing types of obligations.

“Vendor Financing Facility” means any arrangement among the Borrower and a Vendor Financing Lender whereby the Vendor Financing Lender makes payment on behalf of the Borrower of amounts payable by the Borrower to its suppliers and vendors.

“Vendor Financing Lender” means any Person which is a Lender or Lender Affiliate as of both (i) the date of effectiveness of the applicable Vendor Financing Facility and (ii) the date of designation of the applicable Vendor Financing Obligation as a “Secured Vendor Financing Obligation” pursuant to Section 20.

“Vendor Financing Obligation” means any payment obligation of the Borrower owing to any Vendor Financing Lender arising in connection with any Vendor Financing Facility.

“$” means the lawful money of the United States of America.

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(e)            Terms Generally. The definitions of terms herein (including those incorporated by reference to the PPSA or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (e) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Grant of Transaction Liens.

(a)            In order to secure the Secured Obligations, the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located, subject to the exceptions set forth in Section 2(b):

(i)            all Inventory;

(ii)           all Receivables;

(iii)          all Contracts;

(iv)         all Blocked Accounts, all Collection Accounts, all Lockbox Accounts and the Cash Collateral Account, and all cash, cash equivalents or other assets on deposit therein or credited thereto;

(v)          all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Lien Grantor pertaining to any of its Collateral;

(vi)         all Intangibles, Documents of Title, Instruments, Chattel Paper and insurance proceeds relating to the Collateral described in the foregoing clauses (i) through (v); and

(vii)        all other Proceeds of the Collateral described in the foregoing clauses (i) through (vi).

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(b)            The Collateral shall not include Transferred Receivables.

(c)            The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

(d)            The Lien Grantor and the Collateral Agent hereby acknowledge that (a) value has been given, (b) the Lien Grantor has rights in the Collateral in which it has granted a security interest, (c) this Agreement constitutes a security agreement as that term is defined in the PPSA, and (d) the security interest attaches upon the execution of this Agreement (or in the case of any after-acquired property, at the time of acquisition thereof).

Section 3. General Representations and Warranties. The Lien Grantor represents and warrants that:

(a)            The Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b)            The Lien Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

(c)            The Lien Grantor has not performed any acts that would prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would reasonably be expected to limit the Collateral Agent in any such enforcement. The Lien Grantor has not authorized or entered into any financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by the Lien Grantor nor is it aware that any such document or instrument is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the Effective Date, no Collateral owned by the Lien Grantor will be in the possession or under the control of any other Person having a Lien thereon, other than a Permitted Lien.

(d)            The Transaction Liens on all Collateral owned by the Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date and, in respect of its Collateral located in Canada, the date of this Agreement (or, if the Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

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(e)            The Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Effective Date. After the Effective Date, the Collateral Agent or the Administrative Agent may obtain, at the Lien Grantor’s expense, a file search report from each applicable PPSA filing office, showing the filing made at such filing office to perfect the Transaction Liens on the Collateral.

(f)            The Transaction Liens constitute perfected security interests in the Collateral owned by the Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the PPSA, prior to all Liens and rights of others therein except Permitted Liens. With respect to the Lien Grantor and its Collateral, no registration, recordation, or filing with any governmental body, agency, or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection of the Transaction Liens pursuant to the PPSA or for the enforcement of the Transaction Liens pursuant to the PPSA.

(g)            The Lien Grantor has taken, and will continue to take, all actions necessary under the PPSA to perfect its interest in any Receivables purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(h)            The Lien Grantor’s Collateral is insured as required by the Credit Agreement.

(i)             Any Inventory produced by the Lien Grantor has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended, or any other applicable Canadian federal, provincial or territorial law dealing with such matters.

Section 4. Further Assurances; General Covenants. The Lien Grantor covenants as follows:

(a)            The Lien Grantor will, from time to time, at its own expense, execute, deliver, authorize, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including (x) any filing of financing or financing change statements under the PPSA and (y) subject to Section 5(b) of the Borrower US Security Agreement, causing any lockbox, collection or similar account into which payments with respect to Receivables then owned by the Lien Grantor will be received to be subjected to Blocked Account Agreements) that from time to time may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to:

(i)            create, preserve, perfect, confirm or validate the Transaction Liens on the Collateral;

(ii)           enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iii)          enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of the Collateral.

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To the extent permitted by applicable law, the Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or financing change statements as may be necessary or appropriate to reflect the security interests granted by this Agreement. The Collateral Agent shall provide the Lien Grantor with copies of any such financing statements and financing change statements. The Lien Grantor agrees that a photocopy or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by law. The Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by the Lien Grantor terminate pursuant to Section 12. The Borrower will pay the reasonable and documented out-of-pocket costs of, or incidental to, any recording or filing of any financing or financing change statements or other documents recorded or filed pursuant hereto.

(b)            The Lien Grantor will not (i) change its name or structure as a corporation, (ii) change its jurisdiction of organization, incorporation or amalgamation or the location of its principal place of business or chief executive office (or, if the Lien Grantor is domiciled in Quebec, domicile for the purposes of the Quebec Civil Code) from the jurisdictions listed in its Perfection Certificate or (iii) change, or add to, the locations of Collateral listed in its Perfection Certificate, other than Inventory that is in transit in the ordinary course of the Lien Grantor’s business, unless, in each case, it shall have given the Collateral Agent 30 days prior written notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 4(c).

(c)            Within 10 days after it takes any action contemplated by Section 4(b), the Lien Grantor, at its own expense, will cause to be delivered to the Collateral Agent an Opinion of Counsel, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that (i) all financing statements, financing change statements and amendments or supplements thereto, and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from the Lien Grantor after it takes such action have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordings have been paid in full and (iii) except as otherwise agreed by the Required Lenders, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by the Lien Grantor after it takes such action or the accuracy of the Lien Grantor’s representations and warranties herein relating to such Collateral.

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(d)            The Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that the Lien Grantor may do any of the foregoing unless (i) doing so would breach a covenant in the Credit Agreement (including, for the avoidance of doubt, the last sentence of Section 5.02(c) of the Credit Agreement) or (ii) an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Lien Grantor that its right to do so is terminated, suspended or otherwise limited. Concurrently with any sale or other disposition (except a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Borrower’s expense, execute and deliver to the Lien Grantor such documents as the Lien Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

(e)            The Lien Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due, all amounts owing under its Receivables (including delinquent Receivables, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Receivables. Subject to the rights of the Collateral Agent hereunder if an Event of Default shall have occurred and be continuing, the Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables (but without limiting the effect of the definition of “Ineligible Receivables” contained in the Credit Agreement) (i) any extension or renewal of the time or times for payment, or settlement for less than the total unpaid balance, that the Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in the ordinary course of business and consistent with the Lien Grantor’s historical collection practices. The costs and expenses (including reasonable and documented attorney’s fees) of collection, whether incurred by the Lien Grantor or the Collateral Agent, shall be paid by the Lien Grantor. If an Event of Default shall have occurred and be continuing, the Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and the Lien Grantor authorizes the Collateral Agent to so notify) each account debtor in respect of its Receivables that such Receivables have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Receivables are to be made directly to the Collateral Agent.

(f)            The Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning the Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

(g)            From time to time upon request by the Collateral Agent, the Lien Grantor will, at its own expense, cause to be delivered to the Secured Parties an Opinion of Counsel reasonably satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

Section 5. [Intentionally Deleted.]

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Section 6. Remedies upon Event of Default.

(a)            If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b)            Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the PPSA (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Cash Collateral Account or any Blocked Account and apply such cash as provided in Section 7 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the Lien Grantor as required by Section 9.

(c)            Without limiting the generality of the foregoing, during any Sweep Period, the Collateral Agent may (i) exercise all of the remedies described in Section 5(d) of the Borrower US Security Agreement and (ii) cause all amounts constituting Collateral that are held in any lockbox, collection or other account of the Lien Grantor then subject to an effective Blocked Account Agreement to be transferred on a daily basis to the Cash Collateral Account.

(d)            Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of such Lien Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of the Collateral located in Canada (hereinafter called the “Canadian Collateral”) of such Lien Grantor (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in its stead. Subject to the provisions of the instrument appointing a Receiver, any such Receiver shall (i) have such powers as have been granted to the Collateral Agent under this Section 6, and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Collateral Agent under this Section 6, which powers shall include the power to take possession of the Canadian Collateral, to preserve the Canadian Collateral or its value, and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Canadian Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including such Lien Grantor, enter upon and occupy all premises in Canada owned or occupied by such Lien Grantor wherein the Canadian Collateral may be situated, maintain the Canadian Collateral upon such premises. Except as may be otherwise directed by the Collateral Agent, all money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the Collateral Agent, and any surplus shall be applied in accordance with the requirements of applicable law. Every such Receiver may, in the discretion of the Collateral Agent, be vested with all or any of the rights and powers of the Collateral Agent.

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Section 7. Application of Proceeds.

(a)            If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Cash Collateral Account and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the order of priorities set forth in Section 7 of the Borrower US Security Agreement and subject to the terms thereof.

(b)            In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 11(g). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the case of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

Section 8. Fees and Expenses; Indemnification.

(a)            The Lien Grantor will forthwith upon demand pay to the Collateral Agent:

(i)            the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii)           the amount of any and all reasonable and documented out-of-pocket expenses, including transfer taxes and reasonable and documented fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

(iii)          the amount of any fees that the Lien Grantor shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

(iv)          the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable and documented fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent’s gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 10 and 11).

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Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2.00% plus the Base Rate for such day plus the Applicable Rate that would, in the absence of an Event of Default, be applicable to the Base Rate Loans for such day.

(b)            If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Lien Grantor will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

Section 9. Authority to Administer Collateral.The Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Lien Grantor’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of the Collateral (to the extent necessary to pay the Secured Obligations in full):

(a)            to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)            to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c)            to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(d)            to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Lien Grantor at least fifteen days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall contain the information specified in the PPSA; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the PPSA.

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Section 10. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent pursuant to instructions from the Administrative Agent, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

Section 11. General Provisions Concerning the Collateral Agent.

(a)            Authority. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

(b)            Coordination with Secured Parties. To the extent requested to do so by any Secured Party, the Collateral Agent will promptly notify such Secured Party of each notice or other communication received by the Collateral Agent hereunder and/or deliver a copy thereof to such Secured Party. As to any matters not expressly provided for herein (including (i) the timing and methods of realization upon the Collateral and (ii) the exercise of any power that the Collateral Agent may, but is not expressly required to, exercise under any Security Document), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion (subject to the following provisions of this Section).

(c)            Rights and Powers as a Secured Party. The Person serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such Person and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries or their respective Affiliates as if it were not the Collateral Agent hereunder.

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(d)            Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Lenders, and (c) except as expressly set forth in the Security Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 of the Credit Agreement) or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness, or value of any Collateral or for the validity, perfection, priority, or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document.

(e)            Authority to Rely on Certain Writings, Statements, and Advice. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document, or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. The Collateral Agent may rely conclusively on advice from the Administrative Agent as to whether at any time (i) an Event of Default under the Credit Agreement has occurred and is continuing, (ii) the maturity of the Loans has been accelerated or (iii) any proposed action is permitted or required by the Credit Agreement.

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(f)            Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 10 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

(g)            Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is an Unliquidated Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) the Administrative Agent for information as to the Lenders, the Administrative Agent or the Collateral Agent, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources, and (iii) the Borrower or any Subsidiary Guarantor, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(h)            Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the Administrative Agent and each Secured Party requesting notice thereof, copies of any notice given by the Collateral Agent to the Lien Grantor, or received by it from the Lien Grantor; provided that such Secured Party has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of such notices and (ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

(i)             The Collateral Agent may refuse to act on any notice, consent, direction or instruction from the Administrative Agent or any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave, or instructed the Agent to give, such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

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(j)             Resignation; Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent may resign at any time by notifying the Secured Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Lien Grantor, to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Lien Grantor to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Lien Grantor and such successor. After the Collateral Agent’s resignation hereunder, the provisions of this Section and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

Section 12. Termination of Transaction Liens; Release of Collateral.

(a)            The Transaction Liens shall terminate when all the Release Conditions are satisfied.

(b)            The Transaction Liens (x) with respect to any Pledged Receivables shall terminate when such Receivables have become Transferred Receivables and (y) with respect to any other Collateral shall terminate upon the sale of such Collateral to a Person other than a Credit Party in a transaction not prohibited by the Credit Agreement. In each case, such termination shall not require the consent of any Secured Party, and the Collateral Agent and any third party shall be fully protected in relying on a certificate of the Lien Grantor as to whether any Pledged Receivables qualify as Transferred Receivables (including whether the transfer thereof is permitted under the Credit Agreement and this Agreement).

(c)            If the Borrower delivers a certificate pursuant to Section 12(b) stating that any Pledged Receivables qualify as Transferred Receivables, the Collateral Agent and any third party shall be fully protected in relying on such certificate as conclusive proof that the Transferred Receivables are not Collateral.

(d)            At any time before the Transaction Liens terminate, the Collateral Agent may, at the written request of the Lien Grantor, (i) release any Collateral (but not all or substantially all of the Collateral) with the prior written consent of the Required Lenders or (ii) release all or substantially all of the Collateral with the prior written consent of all the Lenders.

(e)            Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the Lien Grantor, execute and deliver to the Lien Grantor such documents as the Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be. Each Secured Party consents to the Collateral Agent’s delivery of, and hereby directs the Collateral Agent to deliver, such release documents.

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Section 13. Notices. Each notice, request or other communication given to any party hereunder shall be in writing and be sent to the following addresses:

(a)            in the case of the Lien Grantor:

United States Steel Corporation
600 Grant Street, 61st Floor
Pittsburgh, Pennsylvania 15219
Attention: Treasurer
Facsimile: (412) 433-1167

with a copy to:

United States Steel Corporation
600 Grant Street, Room 1874
Pittsburgh, Pennsylvania 15219
Attention: Manager-Corporate Finance
Facsimile: (412) 433-2222

(b)            in the case of the Collateral Agent:

JPMorgan Chase Bank, N.A.

CIB DMO WLO,

Mail code NY1-C413,

4 CMC, Brooklyn, NY, 11245-0001,

United States

Email: ib.collateral.services@jpmchase.com

with a copy to:

JPMorgan Chase Bank, N.A.
383 Madison Avenue, FL 24
New York, New York 10179
Attention: James Shender
Facsimile: (212) 270-5100
E-mail: james.m.shender@jpmorgan.com

JPMorgan Chase Bank, N.A.
383 Madison Avenue, FL 24
New York, New York 10179
Attention: Tomas Solari Yrigoyen
E-mail: tomas.solariyrigoyen@jpmorgan.com

(c)            in the case of any Lender, to the Collateral Agent to be forwarded to such Lender at its address or facsimile number specified in or pursuant to Section 9.01 of the Credit Agreement; or

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(d)            in the case of any Secured Party requesting notice under Section 11(h), such address, facsimile number, or e-mail address as such party may hereafter specify for the purpose by notice to the Collateral Agent.

All notices and other communications given to any party hereto in accordance with the terms of this Agreement shall be deemed to have been given on the date of receipt. Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agent and the Lien Grantor in the manner specified in this Section 13.

Section 14. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Related Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Related Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Related Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 15. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantor and its successors and assigns.

Section 16. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders and/or Agents as are required to consent thereto under Section 9.02(b) of the Credit Agreement.

Section 17. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the Province of Ontario are governed by the laws of such jurisdiction.

Section 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE CASE OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 19. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 20. Additional Secured Obligations.

(a)            Subject to the requirements set forth in clauses (b) and (c) of this Section 20, the Borrower from time to time may designate (i) any Derivative Obligation as a “Secured Derivative Obligation”, (ii) any Bi-Lateral Letter of Credit Obligation as a “Secured Bi-Lateral Letter of Credit Obligation”, (iii) any Cash Management Obligation as a “Secured Cash Management Obligation” or (iv) any Vendor Financing Obligation as a “Secured Vendor Financing Obligation”, for purposes hereof by delivering to the Collateral Agent a certificate signed by a Financial Officer (an “Additional Secured Obligation Certificate”) that (A) identifies (1) in the case of Derivative Obligations, such Derivative Obligation and the related Derivative Contract (including the name and address of the counterparty thereto, the notional principal amount thereof and the expiration date thereof), (2) in the case of Bi-Lateral Letter of Credit Obligations, such Bi-Lateral Letter of Credit Obligation and the related Bi-Lateral Letter of Credit (including the name and address of the issuer of such Bi-Lateral Letter of Credit), (3) in the case of Cash Management Obligations, such Cash Management Obligation (including the name and address of the provider of the related cash management services) and (4) in the case of Vendor Financing Obligations, such Vendor Financing Obligation and the Related Additional Documents, (B) if with respect to a Derivative Obligation, (x) states that such Derivative Obligation has been entered into in the course of the ordinary business practice of the Borrower and not for speculative purposes, (y) specifies, as of the date such Derivative Obligation is entered into (or, if later, the date on which the related Additional Secured Obligation Certificate is delivered) (and after giving effect to its designation as a First Secured Derivative Obligation or Second Secured Derivative Obligation hereunder, as the case may be), the aggregate Mark-to-Market Value of all Secured Derivative Obligations then currently designated as “First Secured Derivative Obligations” pursuant to this Section 20 and (z) specifies (subject to the requirements of clause (c)) whether such Derivative Obligation will be designated as a First Secured Derivative Obligation or a Second Secured Derivative Obligation, (C) if with respect to a Bi-Lateral Letter of Credit Obligation, states the aggregate face amount of all Secured Bi-Lateral Letter of Credit Obligations (after giving effect to its designation as a Secured Bi-Lateral Letter of Credit Obligation) and (D) if with respect to a Vendor Financing Obligation, states the maximum committed principal amount (or non-interest amount payable) in respect of such Vendor Financing Obligations (after giving effect to its designation as a Secured Vendor Financing Obligation).

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(b)            No (i) Derivative Obligation shall be designated as a “Secured Derivative Obligation”, (ii) Bi-Lateral Letter of Credit Obligation shall be designated as a “Secured Bi-Lateral Letter of Credit Obligation”, (iii) Cash Management Obligation shall be designated as a “Secured Cash Management Obligation” or (iv) Vendor Financing Obligation shall be designated as a “Secured Vendor Financing Obligation”, in each case unless (and the Borrower shall certify in the relevant Additional Secured Obligation Certificate that): (A) at or prior to the time the relevant Related Additional Documents were entered into, the Borrower and the Lender or Lender Affiliate party thereto expressly agreed in writing that the applicable obligations would constitute a “Secured Obligation” entitled to the benefits of the Security Documents and (B) the Lender or Lender Affiliate party thereto shall have delivered a notice to the Collateral Agent (or, in the case of a Lender Affiliate, an instrument in form and substance reasonably satisfactory to the Collateral Agent) to the effect set forth in subclause (A) of this clause (b), and acknowledging and agreeing to be bound by the terms of this Agreement with respect to such Derivative Obligation, Bi-Lateral Letter of Credit Obligation, Cash Management Obligation or Vendor Financing Obligation, as applicable.

(c)            Notwithstanding anything to the contrary herein, (x) no Secured Derivative Obligation shall be designated as a First Secured Derivative Obligation hereunder unless (and the Borrower shall certify in the relevant Additional Secured Obligation Certificate that): (i) as of the date such Derivative Obligation is entered into (and after giving effect to its designation as a First Secured Derivative Obligation), the aggregate Mark-to-Market Value of all Secured Derivative Obligations then currently designated as First Secured Derivative Obligations shall not exceed $200,000,000, (ii) at or prior to the time the relevant Derivative Contract was executed, the Borrower and the Lender or Lender Affiliate party thereto expressly agreed in writing that such Derivative Obligation would be designated as a First Secured Derivative Obligation entitled to the benefits of the Security Documents, (y) no Bi-Lateral Letter of Credit Obligation shall be designated as a Secured Bi-Lateral Letter of Credit Obligation hereunder unless (and the Borrower shall certify in the Additional Secured Obligation Certificate that) as of the date of such designation (and after giving effect to its designation as a Secured Bi-Lateral Letter of Credit Obligation), the aggregate undrawn face amount of all Bi-Lateral Letters of Credit the reimbursement or other payment obligations of which constitute Secured Bi-Lateral Letter of Credit Obligations shall not exceed $125,000,000 and (z) no Vendor Financing Obligation shall be designated as a Secured Vendor Financing Obligation hereunder unless (and the Borrower shall certify in the Additional Secured Obligation Certificate that) as of the date of such designation (and after giving effect to its designation as a Secured Vendor Financing Obligation), the maximum committed principal amount (or non-interest amount payable) of Secured Vendor Financing Obligations shall not exceed $250,000,000.

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(d)            Anything to the contrary contained herein notwithstanding, the Existing Bi-Lateral Letters of Credit shall be and be deemed to be Secured Bi-Lateral Letters of Credit for all purposes hereunder and under the other Loan Documents, without the necessity of delivering an Additional Secured Obligation Certificate or any other documentation.

Section 21. Paramountcy. In the event of a conflict in or between the provisions of this Agreement and the provisions of the Borrower US Security Agreement then the provisions of the Borrower US Security Agreement shall prevail.

Section 22. Amendment and Restatement. This Agreement amends and restates the Existing Canadian Security Agreement. All liens, security interests, claims, rights, titles, interests and benefits created and granted by the Existing Canadian Security Agreement shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby affirmed, renewed, extended, carried forward and conveyed as security for the Secured Obligations.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED STATES STEEL CORPORATION

By:	/s/ Arne S. Jahn
	Name:	Arne S. Jahn
	Title:	Vice President – Treasurer & Chief Risk Officer

[Signature Page to Canadian Security Agreement]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ James Shender
	Name:	James Shender
	Title:	Executive Director

SECOND A&R BORROWER CANADIAN SECURITY AGREEMENT